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                                                                  EXHIBIT T3E(8)

                           LETTER TO BENEFICIAL OWNERS
                            SOUTHWEST ROYALTIES, INC.

                                OFFER TO EXCHANGE
                WITH RESPECT TO ITS 10 1/2% SENIOR NOTES DUE 2004
                            AND CONSENT SOLICITATION

THE EXCHANGE OFFER AND CONSENT SOLICITATION AND RELATED WITHDRAWAL AND REVOCATION RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK, NEW YORK TIME, ON
APRIL 1, 2002 OR SUCH OTHER DATE AS MAY BE ANNOUNCED (THE "EXPIRATION DATE").

                                                                  _________,2002

To Our Clients:

                  Enclosed for your consideration are the Offer to Exchange and Consent Solicitation Statement dated March 4, 2002, including accompanying exhibits (the "Statement") and the Consent and Letter of Transmittal, which together constitute: (i) the offer (the "Exchange Offer") by Southwest Royalties, Inc., a Delaware corporation ("Southwest"), upon the terms and subject to the conditions set forth in the Statement and the accompanying Consent and Letter of Transmittal, to exchange $60 million aggregate principal amount of its 10 1/2% Senior Secured Notes due 2004 (the "New Notes") and 900,000 shares of its Class A common stock, $.01 par value per share (the "Class A Common Shares" and, together with the New Notes, the "Exchange Consideration"), for at least $115 million (the "Minimum Tender") of its issued and outstanding 10 1/2% Senior Notes due 2004 (the "Original Notes"), from the registered holders thereof (the "Holders"); and (ii) Southwest's solicitation of the consent of Holders (the "Consent Solicitation") (a) to amend certain provisions of the Indenture dated October 14, 1997, between Southwest, Southwest Royalties Holdings, Inc. ("SRH"), as parent guarantor, and State Street Bank and Trust Company, National Association (the "Original Trustee"), as trustee for the Holders, pursuant to which the Original Notes were issued (the "Original Indenture"), by approving and adopting a supplemental indenture, which will contain such amendments; (b) to waive certain provisions of the pledge agreement dated October 14, 1997, by and between SRH and the Original Trustee (the "Pledge Agreement"); and (c) to approve an amended and restated pledge agreement which will contain certain amendments to the Pledge Agreement (collectively, the waivers and amendments described above are the "Consents"). If and when the Exchange Offer is consummated, the New Notes will be issued pursuant to, and will be entitled to the benefits of, an Indenture (the "New Indenture"), to be dated the Exchange Date, between Southwest and Wilmington Trust Company, as trustee for the Holders (the "New Trustee"). The terms of the Exchange Offer also require that Holders that desire to accept the Offer confer upon Wilmington Trust Company, as depositary ("Depositary"), a power of attorney to execute any instruments which Southwest may deem necessary or advisable to accomplish the purpose of the Exchange Offer now or in the future, including, but not limited to, the Note Exchange Agreement, the Collateral Trust and Intercreditor Agreement and the Stockholders Agreement, all in accordance with the terms of and conditions to the Offer and the Consent Solicitation as described in the Statement (the "Power of Attorney").



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         In the event Southwest receives more than the Minimum Tender, the
Exchange Consideration will not be proportionately increased upon receipt of such additional Original Notes in connection with the Exchange. Thus, in the event Southwest receives the Minimum Tender, for each $1,000,000 principal amount of Original Notes tendered, the Holders will receive $521,740 principal amount of New Notes and 7,826 shares of Class A Common Shares. If, however, the Holders tender all of the Original Notes outstanding, which equal $123.685 million in principal, then for each $1,000,000 principal amount tendered the Holders will receive $485,100 principal amount of New Notes and 7,276 shares of Class A Common Shares.

         Beneficial owners of Original Notes whose Original Notes are held in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee and instruct such registered Holder to exchange Original Notes, to deliver Consents and to confer the Power of Attorney. We are the Holder of Original Notes held for your account. Accordingly, a tender of such Original Notes, a delivery of the related Consents and a grant of the Power of Attorney to Depositary can be made only by us as the Holder and pursuant to your instructions. The enclosed Consent and Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Original Notes held by us for your account, to deliver Consents, or to confer the Power of Attorney. Rather, the detachable instruction form set forth below should be used by you to instruct us to accept the Offer on your behalf.

         If you decide to instruct us to tender the Original Notes, deliver the related Consents and grant the Power of Attorney on your behalf, you will also have to confer upon us a power of attorney, which expressly appoints us your true and lawful agent and attorney-in-fact and grants us the power to confer upon the Depositary the necessary Power of Attorney. By signing the instruction form set forth below, such power of attorney will be granted.

         We request that you advise us whether you wish us to tender the Original Notes held by us for your account, to deliver related Consents and to confer the Power of Attorney upon the terms and subject to the conditions set forth in the Statement and the Consent and Letter of Transmittal. Your instructions to us should be forwarded as promptly as possible in order to permit us to execute a Consent and Letter of Transmittal, tender your Original Notes and deliver all other necessary documents on your behalf in accordance with the terms of the Exchange Offer and Consent Solicitation.

         Your attention is directed to the following:

         1. The Exchange Offer and Consent Solicitation and related withdrawal and revocation rights will expire at 5:00 p.m., New York, New York time, on April 1, 2002, or such other date as may be announced.

         2. Southwest's obligation to exchange Original Notes for New Notes and Class A Common Shares and to accept Consents and Powers of Attorney is subject to certain conditions set forth in the Statement under the caption "Principal Terms of the Offer and Consent Solicitation."





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         3. Any transfer taxes with respect to the exchange and transfer of
Original Notes pursuant to the Exchange Offer and Consent Solicitation will be paid by Southwest, except as otherwise provided in Instruction 7 of the Consent and Letter of Transmittal.

         If you wish to have us tender your Original Notes, deliver Consents and grant a Power of Attorney, please so instruct us by completing, executing, detaching and returning to us the detachable instruction form set forth below. An envelope to return your instructions is enclosed. If you authorize the tender of your Original Notes, the delivery of Consents and the grant of a Power of Attorney, all such Original Notes will be tendered and the related Consents and Power of Attorney delivered and conferred. Your instruction should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Date.

         Please contact us with any inquiries you may have with respect to the Exchange Offer and Consent Solicitation or the procedures required to tender your Original Notes, deliver Consents and confer the Power of Attorney.

                                                Very truly yours,









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                 INSTRUCTION WITH RESPECT TO THE EXCHANGE OFFER
                            AND CONSENT SOLICITATION

         The undersigned acknowledge(s) receipt of your letter, the Offer to Exchange and Consent Solicitation Statement dated March 4, 2002, including accompanying exhibits, and the related Consent and Letter of Transmittal relating to the Original Notes, Consents and Power of Attorney in connection with the Exchange Offer and Consent Solicitation by Southwest to (i) exchange its New Notes in an aggregate principal amount of $60 million and 900,000 shares of its Class A common stock in each case in the manner set forth in the Consent and Letter of Transmittal and in the Statement, for its issued and outstanding Original Notes that are validly tendered and accepted for exchange, upon the terms and subject to the conditions set forth in the Statement and (ii) solicit the Consents with regard to the waivers and amendment set forth in the Consent and Letter of Transmittal and in the Statement. This instructs you to tender the Original Notes held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Statement and the Consent and Letter of Transmittal with respect to the Original Notes tendered and to deliver the related Consents. In addition, pursuant to the terms and conditions of the Exchange Offer, the undersigned hereby irrevocably constitutes and appoints you, as the Holder of Original Notes on behalf of the undersigned, the true and lawful agent and attorney-in-fact of the undersigned with respect to such Original Notes, with full powers of substitution and revocation to confer upon Wilmington Trust Company, as depositary, a power of attorney to execute on behalf of the undersigned any instruments which Southwest may deem necessary or advisable to accomplish the purposes of the Exchange Offer now or in the future, including, but not limited to, the Note Exchange Agreement, the Collateral Trust Agreement and the Stockholders Agreement. Tender of Original Notes prior to the Expiration Date will be deemed to constitute Consent to the waivers and amendments set forth herein and in the Statement.

                                    SIGN HERE

-------------------------------------       ----------------------------------
Signature                                   Signature (if more than one account
                                            holder)

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Name (Please print)                         Name (Please print)

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Address                                     Telephone No. (including area code)

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City, State and Postal Code                 Date

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Taxpayer Identification or Social Security No.

[__] By checking this box, all Original Notes held by you for my (our) account will be tendered in the Exchange Offer, all related Consents will be delivered and the Power of Attorney will be conferred.